Exhibit 99.1

Investor Update	Issue Date: March 29, 2012

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for first quarter and full year 2012.

Capacity

The Company estimates its first quarter 2012 consolidated domestic available seat miles (“ASMs”) to decrease 2.5% and consolidated international ASMs to increase 3.5% year-over-year. The Company estimates first quarter consolidated system ASMs to increase 0.1% year-over-year. For the full year, the Company estimates its consolidated system ASMs to decrease between 0.5% and 1.5% year-over-year.

Revenue Guidance

The Company expects first quarter consolidated passenger revenue per ASM (“PRASM”) to grow between 4.0% and 5.0% year-over-year. The Company expects first quarter cargo and other revenue to be between $1.07 billion and $1.11 billion.

Non-Fuel Expense Guidance

The Company expects first quarter consolidated cost per ASM (“CASM”), excluding profit sharing, third-party business expense, fuel, certain accounting charges and integration-related expenses, to increase 1.5% to 2.5% year-over-year.

In an effort to provide more meaningful disclosure, the Company provides non-fuel CASM guidance excluding third-party business expenses not associated with the generation of a seat mile. The Company’s third-party business includes activities such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions. The Company expects to record approximately $65 million of third-party business expenses in the first quarter. Corresponding third-party business revenue associated with these activities is recorded in other revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash settled hedges, to be $3.35 per gallon for the first quarter based on the forward curve as of March 21, 2012.

Non-Operating Expense

The Company estimates first quarter non-operating expense to be between $180 million and $200 million. Non-operating expense includes interest expense, capitalized interest, interest income and other non-operating income/expense.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the first quarter, the Company expects approximately $410 million of gross capital expenditures and $270 million of net capital expenditures, excluding $33 million of net purchase deposits paid.

In the first quarter, the Company estimates scheduled debt and capital lease payments to be $0.4 billion and expects to prepay approximately $100 million of debt.

Liquidity Position

The Company expects to end the first quarter with approximately $7.7 billion in unrestricted liquidity comprised of approximately $7.2 billion of unrestricted cash, cash equivalents and short-term investments and $500 million in undrawn commitments under its revolving credit facility.

Taxes

The Company currently expects to record minimal cash income taxes in 2012.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 1.6 points, mainline international advance booked seat factor is up 0.2 points, mainline Atlantic advance booked seat factor is down 1.4 points, mainline Pacific advance booked seat factor is up 1.5 points and mainline Latin America advance booked seat factor is up 1.0 points. Regional advance booked seat factor is up 1.7 points.

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Company Outlook

First Quarter and Full Year 2012 Operational Outlook

	Estimated 1Q 2012			Year-Over-Year % Change Higher/(Lower)			Estimated FY 2012			Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASM)
Mainline Capacity
Domestic	25,703			(3.3%)
Atlantic	11,404			0.9%
Pacific	9,540			5.7%
Latin America	5,734			4.6%
Total Mainline Capacity	52,381			0.0%
Regional[1]	7,856			0.8%
Consolidated Capacity
Domestic	33,290			(2.5%)			139,884	-	141,322	(2.8%)	-	(1.8%)
International	26,947			3.5%			108,964	-	110,050	0.3%	-	1.3%
Total Consolidated Capacity	60,237			0.1%			248,848	-	251,372	(1.5%)	-	(0.5%)
Traffic (Million RPM)
Mainline Traffic
Domestic	20,964	-	21,180	(2.9%)	-	(1.9%)
Atlantic	7,989	-	8,070	(1.1%)	-	(0.1%)
Pacific	7,351	-	7,424	0.2%	-	1.2%
Latin America	4,439	-	4,482	4.1%	-	5.1%
Total Mainline System Traffic	40,743	-	41,156	(1.3%)	-	(0.3%)
Regional System Traffic[1]	5,808	-	5,865	1.9%	-	2.8%
Consolidated System Traffic
Domestic System	26,577	-	26,848	(2.0%)	-	(1.0%)
International System	19,974	-	20,173	0.7%	-	1.7%
Total Consolidated System Traffic	46,551	-	47,021	(0.9%)	-	0.1%
Load Factor
Mainline Load Factor
Domestic	81.6%	-	82.4%	0.4 pts.	-	1.2 pts.
Atlantic	70.1%	-	70.8%	(1.4) pts.	-	(0.7) pts.
Pacific	77.1%	-	77.8%	(4.2) pts.	-	(3.5) pts.
Latin America	77.4%	-	78.2%	(0.4) pts.	-	0.4 pts.
Total Mainline Load Factor	77.8%	-	78.6%	(1.0) pts.	-	(0.2) pts.
Regional Load Factor[1]	73.9%	-	74.7%	0.8 pts.	-	1.6 pts.
Consolidated Load Factor
Domestic	79.8%	-	80.6%	0.4 pts.	-	1.2 pts.
International	74.1%	-	74.9%	(2.1) pts.	-	(1.4) pts.
Total Consolidated Load Factor	77.3%	-	78.1%	(0.7) pts.	-	0.1 pts.

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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Company Outlook

First Quarter 2012 Financial Outlook

	Estimated 1Q 2012			Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue	11.18	-	11.29	2.6%	-	3.6%
Regional Passenger Unit Revenue	19.77	-	19.95	9.3%	-	10.3%
Consolidated Passenger Unit Revenue	12.30	-	12.42	4.0%	-	5.0%
Cargo and Other Revenue ($B)	$1.07	-	$1.11
Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third Party Business Expenses	13.48	-	13.56	8.1%	-	8.8%
Regional Unit Cost	20.67	-	20.82	6.5%	-	7.4%
Consolidated Unit Cost Excluding Profit Sharing & Third Party Business Expenses	14.42	-	14.51	8.0%	-	8.7%
Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third Party Business Expenses	8.46	-	8.54	0.8%	-	1.8%
Regional Unit Cost Excluding Fuel	13.03	-	13.19	4.1%	-	5.4%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third Party Business Expenses	9.05	-	9.14	1.5%	-	2.5%
Third Party Business Expenses ($M)	$65
Select Expense Measures ($M)
Aircraft Rent	$260
Depreciation and Amortization	$380
Fuel Expense
Mainline Fuel Consumption (Million Gallons)	790
Regional Fuel Consumption (Million Gallons)	175
Consolidated Fuel Consumption (Million Gallons)	965
Consolidated Fuel Price Excluding Hedges	$3.31 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.35 / Gallon
Non-Operating Expense ($M)	$180	-	$200
Income Taxes
Income Tax Rate		0%
Capital Expenditures ($M)
Gross Capital Expenditures ex Purchase Deposits		$410
Net Capital Expenditures ex Purchase Deposits		$270
Net Purchase Deposits Paid		$33
Debt and Capital Lease Obligations ($B)
Scheduled Debt & Capital Lease Obligations		$0.4
Liquidity Position ($B)
Unrestricted Cash, Cash Equivalents, Short-Term Investments & Available Revolving Credit Facility		$7.7

1.	Excludes special charges.

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Company Outlook

Fuel Hedge Positions by Quarter

As of March 21, 2012, the Company had hedged approximately 42% of its expected first half of 2012 consolidated fuel consumption; further details are as follows:

				2Q 2012			3Q 2012			4Q 2012
				% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
Heating Oil Call Options	($	/gal	)	12%	3.20		—			—
Diesel Fuel Call Options	($	/gal	)	—			1%	3.13		1%	3.25
Brent Crude Collar	($	/bbl	)	2%	115	81	12%	115	80	13%	115	80
Heating Oil Collar	($	/gal	)	23%	3.08	2.46	11%	3.22	2.51	3%	3.70	2.76
Aircraft Fuel Collar	($	/gal	)	—			2%	3.00	2.35	—
Diesel Fuel Collar	($	/gal	)	—			10%	3.10	2.35	8%	3.25	2.42

Total				37%			36%			25%

Fuel Price Sensitivity

The table below outlines the Company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of March 21, 2012:

WTI Crude Oil Price*	Cash Settled Hedge Impact	1Q12	2Q12	3Q12	4Q12	FY12
$140 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.39	$4.23	$4.26	$4.23	$4.04
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.03)	($0.27)	($0.29)	($0.18)	($0.20)

$130 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.37	$4.00	$4.03	$4.00	$3.85
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.01	($0.18)	($0.20)	($0.12)	($0.13)

$120 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.34	$3.76	$3.79	$3.76	$3.67
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.04	($0.10)	($0.12)	($0.06)	($0.06)

$110 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.52	$3.55	$3.52	$3.48
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.08	($0.01)	($0.03)	($0.01)	$0.00

$107.27 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.45	$3.48	$3.45	$3.43
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.04	$0.02	$0.01	$0.04	$0.03

$100 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.29	$3.28	$3.31	$3.28	$3.29
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.09	$0.05	$0.03	$0.02	$0.05

$90 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.26	$3.04	$3.07	$3.04	$3.10
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.10	$0.06	$0.04	$0.02	$0.05

$80 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.24	$2.81	$2.84	$2.81	$2.92
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.10	$0.06	$0.04	$0.03	$0.06

$70 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.21	$2.57	$2.60	$2.57	$2.73
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.13	$0.08	$0.06	$0.04	$0.08

$60 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.18	$2.33	$2.36	$2.33	$2.54
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.15	$0.14	$0.12	$0.09	$0.12

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with March 21, 2012 forward prices and a parallel crude forward price curve consistent with March 21, 2012 forward prices. Row headings refer to illustrative spot closing prices on March 21, 2012.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

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Company Outlook

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	1Q 2012
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	330	330	$—
$1 million—$36 million	330	332	—
$37 million—$62 million	330	371	4
$63 million—$111 million	330	384	7
$112 million—$387 million	330	388	8
$388 million or greater	330	393	12

	Full Year 2012
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	331	331	$—
$1 million—$145 million	331	333	—
$146 million—$249 million	331	372	17
$250 million—$448 million	331	384	26
$449 million—$1,287 million	331	389	32
$1,288 million or greater	331	394	47

Non-GAAP to GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other charges from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other charges that would otherwise make analysis of the Company’s operating performance more difficult.

	Estimated 1Q 2012
Mainline Unit Cost (¢/ASM)	Low	High
Mainline CASM Excluding Profit Sharing	13.61	13.69
Special Charges (a)	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.61	13.69
Less: Third-Party Business Expense	0.13	0.13

Mainline CASM Excluding Profit Sharing, Third-Party Business Expense & Special Charges (b)	13.48	13.56
Less: Fuel Expense (c)	5.02	5.02

Mainline CASM Excluding Profit Sharing, Third-Party Business Expense, Fuel & Special Charges (b)	8.46	8.54

Regional Unit Cost (¢/ASM)	Low	High
Regional CASM	20.67	20.83
Less: Fuel Expense	7.64	7.64

Regional CASM Excluding Fuel	13.03	13.19

Consolidated Unit Cost (¢/ASM)	Low	High
Consolidated CASM Excluding Profit Sharing	14.53	14.62
Special Charges (a)	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.53	14.62
Less Third-Party Business Expense	0.11	0.11

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expense & Special Charges (b)	14.42	14.51
Less: Fuel Expense (c)	5.37	5.37

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expense, Fuel & Special Charges (b)	9.05	9.14

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com